UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                            March 4, 2004

           Date of Report (Date of earliest event reported)


                   Visual Bible International, Inc.

        (Exact Name of Registrant as Specified in its Charter)


Florida                000-26037              65-1030068

(State or Other        (Commission File       (IRS Employer
Jurisdiction of        Number)                Identification
Incorporation)                                Number)


1235 Bay Street, Suite 300, Toronto, Ontario Canada            M5R 3K4

(Address of Principal Executive Offices)                    (Zip Code)


                            (416) 921-9950

         (Registrant's Telephone Number, Including Area Code)

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Item 1.  Changes in Control of Registrant.

Item 2.  Acquisition and Disposition of Assets.

Item 3.  Bankruptcy or Receivership.

Item 4.  Changes in Registrant's Certifying Accountant.

Item 5.  Other Events and Required FD Disclosure.

The Form 8-K may contain "forward looking" statements or statements which arguably imply or suggest certain things about our future. Statements, which express that we "believe", "anticipate", "expect", or "plan to", as well as, other statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements. We do not intend to update these forward looking statements.

At a meeting of the Board of Directors held on January 27, 2004, the Board voted to remove Dr. Steven Small as its Chairman and to elect Maurice Colson, one of our existing directors, in place thereof.

At a meeting of the Board of Directors held on February 5, 2004, Maurice Colson, one of our existing directors, was appointed as our chief executive officer effective February 6, 2004.

Due to, among other things, failure of current sales of the Company's production of the Book of John to meet budgeted expectations, the Company is experiencing significant financial difficulties and does not presently have sufficient capital to enable it to meet its current financial obligations, including but not limited to its obligations under the A Unit Debentures and the B Unit Debentures due from the Company (collectively, the "Debentures") to the holders thereof (collectively, the "Debenture Holders"). As a result, the Company negotiated and concluded a forbearance agreement with the Debenture Holders (the "Forbearance Agreement") which allows the Company, provided it otherwise complies with the terms of the Forbearance Agreement, to defer payment of certain amounts due under the Debentures until March 5, 2004. Essentially all of the assets of the Company serve as collateral for repayment of the Debentures (the "Secured Assets"). If the Company is unable to pay the amounts due under the Debentures and the Forbearance Agreement and if the Debenture Holders exercise their rights under the Forbearance Agreement and other security agreements existing between the Company, the Debenture Holders and others (collectively, the "Secured Parties") the Company may be forced to relinquish the Secured Assets to the Secured Parties. If that were to occur, the Company would, in all probability be forced to terminate its operations.


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The Company is, in addition, negotiating with its other creditors
(the "Unsecured Creditors") in an effort to seek forbearance agreements with each such Unsecured Creditor (collectively, the "Other Forbearance Agreements"). However, no assurance can be provided by the Company that it will be successful in obtaining any such Other Forbearance Agreement, or if it is successful, what the terms and conditions of any such Other Forbearance Agreement will be.

The Company expects sales of the Book of John to meet budgeted amounts in the near future, but it can provide no assurance that it will do so. If the Company is able to forestall any action on the part of its creditors and if sales of the Company production of the Book of John meet budgeted expectations within the next three months, the financial position of the Company will be significantly bettered.

As of the date hereof, no receiver, fiscal agent or similar officer has been appointed for us in a proceeding under the Bankruptcy Act or in any other proceeding under state or federal law in which a court or governmental agency has assumed jurisdiction over substantially all of our assets or our business, nor has such jurisdiction been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental body.

Our ability to continue as a going concern is dependent upon, among other things, receipt of substantial additional capital. We believe that if our sales of the Book of John meet budgeted expectations within the next three months we will have sufficient capital to pay our debts as they become due for at least the next twelve months.
If our sales do not meet budgeted expectations and if we are, otherwise, unable to obtain substantial additional capital we will be forced to cease our operations.

We have incurred recurring losses from operations since our inception and we are capital deficient. Such circumstances raises substantial doubt about our ability to continue as a going concern.


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Item 6.  Resignations of Registrant's Directors.

On February 4, 2004, Benny Lobo resigned as one of our directors. The resignation of Mr. Lobo was not a result of any disagreement with us on any matter relating to our operations, policies or practices and Mr. Lobo's letter of resignation did not contain any description of any disagreement nor did it request that any disagreement be disclosed.

On February 5, 2004, Steven Small resigned as one of our directors. Dr. Small's letter of resignation states, in pertinent part "My resignation arises from my disagreement with and dissent from certain of the board's polices and practices, including those concerns I have previously expressed during meetings of the board of directors. Additional detail and formal submission of a complete recounting of all aspects of my dissent and disagreement currently being drafted and reviewed by counsel will be tendered in due course for the Company records." We are filing a copy of the letter of resignation of Dr. Small as Exhibit 17.1 hereto. Dr. Small's resignation did not provide us with a description of the disagreement. If Dr. Small provides us with a description of the disagreement, we will summarize Dr. Small's description of the disagreement and file a copy of such description. If we receive a description of the disagreement from Dr. Small, our filing relating thereto will, to the extent that we believe that the description provided by Dr. Small is incorrect or incomplete, include a brief statement presenting our view of the disagreement.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a)  Financial Statements of Business Acquired.

     (b)  Pro Forma Financial Information.

     (c)       Exhibits.

          17.1           Resignation of Dr. Steven Small.

Item 8.  Change in Fiscal Year.

Item 9.  Regulation FD Disclosure.

Item 10. Amendments to the Registrant's Code of Ethics or Waiver of a Provisions of the Code of Ethics.


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Item 11. Temporary Suspension of Trading Under Registrant's Employee
Benefit Plans.

Item 12.  Results of Operations and Financial Condition.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


                              Visual Bible International, Inc.



March 4, 2004            By: /s/ Maurice Colson
                              ---------------------------------
                              Maurice Colson, Chief Executive Officer


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                            Exhibit Index


Exhibit No.     Description

17.1            Resignation of Dr. Steven Small

